Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM

August 26, 2021

Generation Income Properties, Inc.

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We are acting as counsel to Generation Income Properties, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-11 (Registration No. 333-235707) (as amended, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”), of the offering by the Company of the following securities (the “Offered Securities”):

1. Up to $20,700,000 worth of Units (including the over-allotment option described in the Registration Statement) to be offered and sold by the Company with each Unit to consist of:

a. one (1) share common stock, $0.01 par value per share (all shares of common stock of the Company contained within the Units shall be referred to as the “Shares”); and

b. one (1) warrant to purchase one (1) share of common stock of the Company (all warrants contained within the Units shall be referred to as the “Warrants”) at an exercise price equal to the public offering price per Unit;

2. The shares of common stock of the Company, par value $0.01 per share, issuable upon exercise of the Warrants (the “Warrant Shares”);

3. Warrants to purchase a number of shares of common stock of the Company equal to 9% of the number of Units sold in the Offering, at an exercise price equal to 125% of the public offering price of the Units, to be issued to Maxim Group, LLC or its designees (the “Underwriter Warrants”); and

4. The shares of common stock of the Company, par value $0.01 per share, issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares”)

The Offered Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group, LLC, as representative of the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

August 26, 2021

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and public records as we considered necessary for the purposes of this opinion, including the following (collectively, the “Documents”):

1. The Amended and Restated Articles of Incorporation, as amended, of the Company (the “Charter”), certified by the Secretary of the Company;

2. The Bylaws of the Company, as amended, certified by the Secretary of the Company;

3. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration, sale and issuance of the Offered Securities (the “Board Resolutions”);

4. The form of certificate to be used by the Company to evidence the shares of Common Stock when and as issued, filed as Exhibit 4.2 to the Registration Statement;

5. The form of Warrant and form of Warrant Agent Agreement filed as Exhibits 4.9 and 4.10, respectively, to the Registration Statement.

6. The form of Underwriters’ Warrant filed as Exhibit 4.8 to the Registration Statement; and

7. A certificate executed by David Sobelman, Secretary of the Company.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has caused to be duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (other than the Company’s) set forth therein are legal, valid and binding.

August 26, 2021

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records and certificates of public officials reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares (as defined in the Charter) contained in Section 4.05 of the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, (i) the Units, when issued and delivered by the Company in accordance with the Underwriting Agreement, will constitute binding obligations of the Company enforceable in accordance with their terms; (ii) the Shares, when issued and delivered by the Company in accordance with the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable; (iii) the Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement, will constitute binding obligations of the Company enforceable in accordance with their terms; (iv) the Warrant Shares, when issued and sold in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and non-assessable; (v) the Underwriter Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement, will constitute binding obligations of the Company enforceable in accordance with their terms; and (vi) the Underwriter Warrant Shares, when issued and sold in accordance with the terms and conditions of the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited solely to the Maryland General Corporation Law, as amended, and, with respect to the Units, the Warrants and the Underwriter Warrants constituting binding obligations of the Company enforceable in accordance with their terms, the laws of the State of New York, as amended, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions that may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might affect the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

August 26, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our Firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP